UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2019
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38315	90-0934597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of principal executive offices)		(Zip Code)

(316)722-3801
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On February 25, 2019, in accordance with the provisions of the U.K. Insolvency Act 1986 and pursuant to a resolution of the boards of directors of CURO Group Holding Corp.'s (the "Company") U.K. subsidiaries, Curo Transatlantic Limited ("CTL") and SRC Transatlantic Limited (collectively with CTL, “the U.K. Subsidiaries”), insolvency practitioners from KPMG were appointed as administrators (“Administrators”) in respect of both of the U.K. Subsidiaries.

The effect of the U.K. Subsidiaries’ entry into administration was to place the management, affairs, business and property of the U.K. Subsidiaries under the direct control of the Administrators. Accordingly, the Company will deconsolidate the U.K. Subsidiaries as of February 25, 2019 and will present the U.K. Subsidiaries as Discontinued Operations in the first quarter of 2019.
Upon deconsolidation of the U.K. Subsidiaries, the Company will recognize an additional non-cash loss in the first quarter of 2019 as remaining assets, liabilities and other comprehensive income are eliminated.
In connection with the aforementioned proceedings, the U.K. Subsidiaries (acting by the Administrators) entered into an agreement with Morses Club PLC to immediately sell the U.K. Subsidiaries’ business and certain assets for $11.3 million. The Company will not receive any of the proceeds from this sale. Pursuant to the terms of this transaction, all of CTL’s current employees transferred automatically to Morses on February 25, 2019, the date of sale.
In accordance with Article 11 of Regulation S-X, required pro forma financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 2.02 Results of Operations and Financial Condition

On January 31, 2019, the Company announced its financial results for the year ended December 31, 2018. As a result of not implementing the proposed Scheme of Arrangement (“SOA”) and placing the U.K. Subsidiaries into administration as described in Item 2.01 on this Form 8-K, the Company has revised its unaudited fourth quarter and year end 2018 financial results.
In connection with the proposed SOA that would have allowed the U.K. Subsidiaries to continue operations, the Company previously reported $57.4 million in total U.K. redress and related settlement charges in the fourth quarter of 2018, comprised of (i) $22.5 million of non-cash goodwill impairment charges, (ii) $4.6 million of fourth quarter redress claims and related costs, (iii) a $23.6 million fund to settle historical redress claims and (iv) $6.7 million of advisory and other costs that the Company anticipated would be required to execute the SOA. The Company has subsequently determined the above liability in connection with the proposed SOA did not exist at December 31, 2018 and as result, will not incur the $23.6 million to settle historical redress claims nor incur the $6.7 million advisory and other costs that were expected to be required to execute the SOA. However, the Company recorded an additional non-cash impairment charge in the fourth quarter of 2018 of approximately $5.1 million.
Exhibit 99.2 attached hereto contains the following tables that were included as Exhibit 99.1 in the Company's Current Report on Form 8-K, filed on January 31, 2019 (the “January 8-K”) announcing the Company’s financial results for the year ended December 31, 2018: Consolidated Summary Results, Condensed Consolidated Statements of Income, U.K. Segment Results, Consolidated Balance Sheets, and Fiscal 2019 Outlook Reconciliations (the “Tables”) and updated 2019 earnings guidance. The Tables and updated 2019 earnings guidance has been revised to reflect the impact of the revision above on the unaudited fourth quarter 2018 financial results and projected operating results for 2019. The Tables supersede and replace in their entirety the corresponding tables included in the January 8-K. The updated 2019 earnings guidance supersedes and replaces in its entirety the corresponding 2019 earnings guidance included in the January 8-K. No other tables or information in the January 8-K have changed, and all such other tables and information are incorporated by reference into Exhibit 99.2.

The information contained in this Item 2.02 and in the Exhibit 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibits hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits

(b). Pro Forma Financial Information

Information required by this item is incorporated by reference herein from Exhibit 99.1.

(d). Exhibits

Exhibit Number	Description
99.1	The Company's unaudited pro forma financial statements
99.2	Revised earnings release table

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of March, 2019.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer